UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Telomir Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Explanatory Note

On July 28, 2026, Telomir Pharmaceuticals, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A and the related Proxy Card (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s 2026 Annual Meeting of Stockholders to be held, through a virtual meeting platform, at 11:00AM Eastern Time on September 11, 2026 (the “Annual Meeting”).

This supplement to the Proxy Statement (the “Supplement”) is being filed by the Company solely to correct and revise the list of members of the Audit Committee provided in the Committees of the Board of Directors section and the Audit Committee Report, as set forth on pages 11 and 28, respectively, of the Proxy Statement.

Specifically, Matthew Del Giudice is a member of the Audit Committee and is added to the members of the Audit Committee as disclosed on page 11 of the Proxy Statement. The Audit Committee consists of the following members and this list replaces the list previously provided on page 28 of the Proxy Statement:

AUDIT COMMITTEE

Matthew Whalen (Chair)

Edward MacPherson

Matthew Del Giudice

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement and the Company continues to seek the vote of its stockholders for all proposals to be voted on at the Annual Meeting. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update such disclosure that may have been affected by subsequent events. You should read this Supplement in conjunction with the Proxy Statement and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.